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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                         EAST KANSAS AGRI-ENERGY, L.L.C.


                              DATED MARCH 13, 2002

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                         EAST KANSAS AGRI-ENERGY, L.L.C.
                    AMENDED AND RESTATED OPERATING AGREEMENT

                                TABLE OF CONTENTS

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SECTION 1: THE COMPANY...............................................................5
1.1 Formation........................................................................5
1.2 Name.............................................................................5
1.3 Purchase; Powers.................................................................5
1.4 Principal Place of Business......................................................6
1.5 Term.............................................................................6
1.6 Agent For Service of Process.....................................................6
1.7 Title to Property................................................................6
1.8 Payment of Individual Obligations................................................6
1.9 Independent Activities; Transactions With Affiliates.............................6
1.10 Definitions.....................................................................7

SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS..................................13
2.1 Original Capital Contributions..................................................13
2.2 Additional Capital Contributions; Additional Units..............................13
2.3 Capital Accounts................................................................13

SECTION 3. ALLOCATIONS..............................................................14
3.1 Profits.........................................................................14
3.2 Losses..........................................................................14
3.3 Special Allocations.............................................................14
3.4 Curative Allocations............................................................16
3.5 Loss Limitation.................................................................16
3.6 Other Allocation Rules..........................................................17
3.7 Tax Allocations: Code Section 704(c)............................................17
3.8 Tax Credit Allocations..........................................................17

SECTION 4. DISTRIBUTIONS............................................................18
4.1 Net Cash Flow...................................................................18
4.2 Amounts Withheld................................................................18
4.3 Limitations on Distributions....................................................18

SECTION 5. MANAGEMENT...............................................................18
5.1 Directors.......................................................................18
5.2 Election of Directors...........................................................18
5.3 Committees......................................................................19
5.4 Authority of Directors..........................................................20
5.5 Director as Agent...............................................................21
5.6 Restriction on Authority of Directors...........................................22
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5.7 Director Actions................................................................23
5.8 Duties and Obligations of Directors.............................................23
5.9 Chairman and Vice Chairman......................................................23
5.10 President and Chief Executive Officer..........................................24
5.11 Chief Financial Officer........................................................24
5.12 Secretary; Assistant Secretary.................................................24
5.13 Vice President......................................................... .......24
5.14 Delegation.............................................................. ......24
5.15 Execution of Instruments.......................................................25
5.16 Limitation of Liability; Indemnification of Directors..........................25
5.17 Compensation; Expenses of Directors............................................25
5.18 Loans.................................................................... .....26

SECTION 6. ROLE OF MEMBERS..........................................................26
6.1 Rights of Powers................................................................26
6.2 Voting Rights...................................................................26
6.3 Member Meetings; Quorum and Proxies.............................................26
6.4 Termination of Membership.......................................................26
6.5 Continuation of the Company.....................................................27
6.6 No Obligation to Purchase Membership Interest...................................27
6.7 Waiver of Dissenters Rights.....................................................27
6.8 Limitation On Ownership.........................................................27

SECTION 7. ACCOUNTING, BOOKS AND RECORDS............................................27
7.1 Accounting, Books and Records...................................................27
7.2 Reports.................................................................... ....28
7.3 Tax Matters................................................................. ...28
7.4 Delivery to Members and Inspection..............................................28

SECTION 8. AMENDMENTS...............................................................29
8.1 Amendments......................................................................29

SECTION 9. TRANSFERS................................................................29
9.1 Restrictions on Transfers.......................................................29
9.2 Permitted Transfers.............................................................29
9.3 Conditions to Permitted Transfers...............................................30
9.4 Prohibited Transfers............................................................31
9.5 Rights of Unadmitted Assignees..................................................31
9.6 Admission of Substituted Members................................................32
9.7 Representations Regarding Transfers.............................................32
9.8 Distribution and Allocation in Respect of Transferred Units.....................33
9.9 Additional Members..............................................................33

SECTION 10. DISSOLUTION AND WINDING UP..............................................33
10.1 Dissolution....................................................................33
10.2 Winding Up.....................................................................34
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10.3 Compliance with Certain Requirements of Regulations; Deficit
     Capital Accounts...............................................................34
10.4 Deemed Distribution and Recontribution.........................................34
10.5 Rights of Unit Holders.........................................................35
10.6 Allocations During Period of Liquidation.......................................35
10.7 Character of Liquidating Distributions.........................................35
10.8 The Liquidator.................................................................35
10.8 Forms of Liquidating Distributions.............................................35

SECTION 11. MISCELLANEOUS...........................................................36
11.1 Notices........................................................................36
11.2 Binding Effect.................................................................36
11.3 Construction...................................................................36
11.4 Headings.......................................................................36
11.5 Severability...................................................................36
11.6 Incorporation by Reference.....................................................36
11.7 Variation of Terms.............................................................36
11.8 Governing Law..................................................................36
11.9 Waiver of Jury Trial...........................................................37
11.10 Counterpart Execution.........................................................37
11.11 Specific Performance..........................................................37
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                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                         EAST KANSAS AGRI-ENERGY, L.L.C.

        THIS OPERATING AGREEMENT (the "Agreement") is entered into and shall be effective as of the Effective Date, by and among EAST KANSAS AGRI-ENERGY, L.L.C., a Kansas limited liability company (the "Company"), each of the Persons who are identified as Members on the attached Exhibit A and who have executed a counterpart of this Agreement and a Subscription Agreement, and any other Persons as may from time-to-time be subsequently admitted as a Member of the Company in accordance with the terms of this Agreement. Capitalized terms not otherwise defined herein shall have the meaning set forth in Section 1.10.

        WHEREAS, the initial Members of the Company have adopted an Operating Agreement of the Company dated October 16, 2001, pursuant to the Kansas Revised Limited Liability Company Act (the "Act"); and

        WHEREAS, the Members desire to amend and restate the Operating Agreement to revise and set forth the respective rights, duties, and responsibilities with respect to the Company and its business and affairs.

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. THE COMPANY

1.1 FORMATION. The initial Members formed the Company as a Kansas limited liability company by filing Articles of Organization with the Kansas Secretary of State on October 16, 2001 pursuant to the provisions of the Act. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provisions, this Agreement shall, to the extent permitted by the Act, control.

1.2 NAME. The name of the Company shall be "East Kansas Agri-Energy, L.L.C." and all business of the Company shall be conducted in such name.

1.3 PURCHASE; POWERS. The nature of the business and purposes of the Company are (i) to own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and co-product production facilities as permitted under the applicable laws of the State of Kansas; (ii) to engage in the processing of corn, grains and other feedstocks into ethanol and any and all related co-products, and the marketing of all products and co-products from such processing; and (iii) to engage in any other business and investment activity in which an Kansas limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to

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or in furtherance of the purpose of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Section 5 hereof.

1.4 PRINCIPAL PLACE OF BUSINESS. The Company shall continuously maintain an office in Kansas. The principal office of the Company shall be at 20477 S.W. Florida Road, Westphalia, Kansas 66093, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company's principal office.

1.5 TERM. The term of the Company commenced on the date the Articles of Organization (the "Articles") of the Company were filed with the office of the Kansas Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Section 10 hereof.

1.6 AGENT FOR SERVICE OF PROCESS. The name and address of the agent for service of process on the Company in the State of Kansas shall be William R. Pracht, 20477 S.W. Florida Rd., Westphalia, KS 66093, or any successor as appointed by the Directors.

1.7 TITLE TO PROPERTY. All Property owned by the Company shall be owned by the Company as an entity and no Member shall have any ownership interest in such Property in its individual name. Each Member's interest in the Company shall be personal property for all purposes. At all times after the Effective Date, the Company shall hold title to all of its Property in the name of the Company and not in the name of any Member.

1.8 PAYMENT OF INDIVIDUAL OBLIGATIONS. Company's credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9 INDEPENDENT ACTIVITIES; TRANSACTIONS WITH AFFILIATES. The Directors shall be required to devote such time to the affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that the Director may deem appropriate in its discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall (i) prevent any Member or Director or their Affiliates, acting on their own behalf, from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any Member, or (ii) require any Member or Director to permit the Company or Director or Member or its Affiliates to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes, and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to or otherwise deal with any Member (including any Member who is also a Director), acting on its own behalf, or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been made with an independent third party.

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1.10    DEFINITIONS. Capitalized words and phrases used in this Agreement have the following meanings:

        (a) "Act" means the Kansas Revised Limited Liability Company Act, as amended from time to time (or any corresponding provision or provisions of any succeeding law).

        (b) "Adjusted Capital Account Deficit" means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) Credit to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences in Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and
(ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

        (c) "Affiliate" means, with respect to any Person (i) any Person directly or indirectly controlling, controlled by or under common control with such Person (ii) any officer, director, general partner, member or trustee of such Person or (iii) any Person who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms "controlling," "controlled by" or "under common control with" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least 50% of the directors, members, or persons exercising similar authority with respect to such Person or entities.

        (d) "Agreement" means this Operating Agreement of East Kansas Agri-Energy, L.L.C., as amended from time to time.

        (e) "Articles" means the Articles of Organization of the Company filed with the Kansas Secretary of State, as same may be amended from time-to-time.

        (f) "Assignee" means a transferee of Units who is not admitted as a substituted member pursuant to Section 9.6.

        (g) "Capital Account" means the separate capital account maintained for each Unit Holder in accordance with Section 2.3.

        (h) "Capital Contributions" means, with respect to any Member, the amount of money (US Dollars) and the initial Gross Asset Value of any assets or property (other than money) contributed by the Member (or such Member's predecessor in interest) to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units in the Company held or purchased by such Member, including additional Capital Contributions.

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        (i)     "Code" means the United States Internal Revenue Code of 1986, as amended from time to time.

        (j) "Company" means East Kansas Agri-Energy, L.L.C., a Kansas limited liability company.

        (k) "Company Minimum Gain" has the meaning given the term "partnership minimum gain" in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

        (l) "Debt" means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds, or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company whether or not the Company has assumed or become liable for the obligations secured thereby,
(iv) any obligation under any interest rate swap agreement, (v) accounts payable and (vi) obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i),
(ii), (iii), (iv) and (v), above provided that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company's business and are not delinquent or are being contested in good faith by appropriate proceedings.

        (m) "Depreciation" means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

        (n)     "Directors" means any Person who (i) is referred to as such in
Section 5.1 of this Agreement or has become a Director pursuant to the Terms of this Agreement, and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. "Directors" means all such Persons. For purposes of the Act, the Directors shall be deemed to be the "managers" (as such term is defined and used in the Act) of the Company. Unless otherwise stated in this Agreement, any action taken by the Directors shall require the affirmative vote of a majority of the Directors present at a meeting of the Directors (in person or by telephonic or other electronic means as more specifically described in Section
5.7 and entitled to vote thereat.

        (o) "Dissolution Event" means (i) The affirmative vote of a 75% majority in interest of the Members to dissolve, wind up, and liquidate the Company; or (ii) The entry of a decree of judicial dissolution pursuant to the Act.

        (p)     "Effective Date" means March 13, 2002.

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        (q)     "Facilities" shall mean the ethanol production and co-product production facilities near Garnett, Kansas or such other location as may be determined by the Directors to be constructed and operated by the Company pursuant to the Business Plan.

        (r) "Financing Closing" means the actual closing (execution and delivery of all required documents) by the Company with its project lender(s) providing for all debt financing, including senior and subordinated debt and any other project financing characterized by debt obligations and repayable as debt which is required by the project lender(s) or which is deemed necessary or prudent in the sole discretion of the Directors.

        (s) "Fiscal Quarter" means (i) any three-month period commencing on each of January 1, April 1, July 1 and October 1 and ending on the last date before the next such date and (ii) the period commencing on the immediately preceding January 1, April 1, July 1, or October 1, as the case may be, and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof.

        (t) "Fiscal Year" means (i) any twelve-month period commencing on January 1 and ending on December 31 and (ii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Section 10 hereof, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

        (u) "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

        (v) "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 hereof shall be as set forth in such section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company; and (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and
(B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in

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determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)
(iv)(m) and subparagraph (vi) of the definition of "Profits" and "Losses" or
Section 3.3(c) hereof; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

        (w) "Issuance Items" has the meaning set forth in Section 3.3(f) hereof.

        (x) "Liquidation Period" has the meaning set forth in Section 10.6 hereof.

        (y)     "Liquidator" has the meaning set forth in Section 10.8 hereof.

        (z) "Losses" has the meaning set forth in the definition of "Profits" and "Losses."

        (aa) "Member" means any person (i) whose name is set forth as such on Exhibit "A" initially attached hereto or has become a Member pursuant to the terms of this Agreement, and (ii) who is the owner of one or more Units.

        (bb)    "Members" means all such Members.

        (cc) "Membership Economic Interest" means collectively, a Member's share of "Profits" and "Losses," the right to receive distributions of the Company's assets, and the right to information concerning the business and affairs of the Company provided by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as "Units."

        (dd) "Membership Interest" means collectively, the Membership Economic Interest and Membership Voting Interest.

        (ee) "Membership Register" means the membership register maintained by the Company at its principal office or by a duly appointed agent of the Company setting forth the name, address, the number of Units, and Capital Contributions of each Member of the Company, which shall be modified from time to time as additional Units are issued and as Units are transferred pursuant to this Agreement.

        (ff) "Membership Voting Interest" means collectively, a Member's right to vote as set forth in this Agreement or required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Membership Register.

        (gg) "Net Cash Flow" means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for all Company expenses, debt payments, capital

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improvements, replacements, and contingencies, all as reasonably determined by the Directors. "Net Cash Flow" shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.

        (hh) "Nonrecourse Deductions" has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

        (ii) "Nonrecourse Liability" has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

        (jj)    "Officer" or "Officers" has the meaning set forth in Section
5.14 hereof.

        (kk) "Permitted Transfer" has the meaning set forth in Section 9.2 hereof.

        (ll) "Person" means any individual, partnership (whether general or limited), joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

        (mm) "Profits and Losses" mean, for each Fiscal Year, an amount equal to the Company's taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code
Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of "Profits" and "Losses" shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation;
(vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder's interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and
(vii) Notwithstanding any

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other provision of this definition, any items which are specially allocated pursuant to Section 3.3 and Section 3.4 hereof shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections
3.3 and Section 3.4 hereof shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

        (nn) "Property" means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

        (oo) "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

        (pp)    "Regulatory Allocations" has the meaning set forth in Section
3.4 hereof.

        (qq) "Related Party" means the adopted or birth relatives of any Person and such Person's spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person's (and such Person's spouse's) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

        (rr)    "Securities Act" means the Securities Act of 1933, as amended.

        (ss) "Subsidiary" means any corporation, partnership, joint venture, limited liability company, association or other entity in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

        (tt) "Tax Matters Member" has the meaning set forth in Section 7.3 hereof.

        (uu) "Transfer" means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, give, sell, exchange, assign, pledge, bequest or hypothecate or otherwise dispose of.

        (vv) "Units or Unit" means an ownership interest in the Company representing a Capital Contribution made as provided in Section 2 in consideration of the Units, including any and all benefits to which the holder of such Units may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

        (ww)    "Unit Holders" means all Unit Holders.

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        (xx)    "Unit Holder" means the owner of one or more Units.

        (yy) "Unit Holder Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

        (zz) "Unit Holder Nonrecourse Debt Minimum Gain" means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

        (aaa) "Unit Holder Nonrecourse Deductions " has the same meaning as the term "partner nonrecourse deductions" in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

               SECTION 2. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1 ORIGINAL CAPITAL CONTRIBUTIONS. The name, address, original Capital Contribution, and initial Units quantifying the Membership Interest of each initial Member are set out in Exhibit A attached hereto, and shall also be set out in the Membership Register along with those Members admitted after to the Effective Date.

2.2 ADDITIONAL CAPITAL CONTRIBUTIONS; ADDITIONAL UNITS. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder's original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Membership Economic Interests quantified by additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Person acquiring the Membership Economic Interest quantified by the additional Units. Each Person to whom additional Units are issued shall be admitted as a Member in accordance with this Agreement. Upon such Capital Contributions, the Directors shall cause Exhibit A and the Membership Register to be appropriately amended.

2.3 CAPITAL ACCOUNTS. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

        (a) To each Unit Holder's Capital Account there shall be credited (i) such Unit Holder's Capital Contributions, (ii) such Unit Holder's distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 3.3 and
            Section 3.4, and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

        (b) To each Unit Holder's Capital Account there shall be debited (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement, (ii) such Unit Holder's distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.3 and 3.4 hereof, and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

        (c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

        (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Directors shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Section 10 hereof upon the dissolution of the Company. The Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

                             SECTION 3. ALLOCATIONS

3.1 PROFITS. After giving effect to the special allocations in Section 3.3 and Section 3.4 hereof, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2 LOSSES. After giving effect to the special allocations in Section 3.3 and 3.4 hereof, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3 SPECIAL ALLOCATIONS. The following special allocations shall be made in the following order:

        (a)     Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

        (b) Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Section 3, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder's share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

        (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 3 have been tentatively made as if this Section 3.3(c) were not in the Agreement.

        (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of
(i) the amount such Member is obligated to restore pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
Section 3 have been made as if Section 3.3(c) and this Section 3.3(d) were not in this Agreement.

        (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

        (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

        (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)
(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder's interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

        (h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the "Issuance Items") shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4 CURATIVE ALLOCATIONS. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g), 3.3(h) and 3.5 (the "Regulatory
Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Section 3 (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h). In exercising their discretion under this Section 3.4, the Directors shall take into account future Regulatory Allocations under Sections 3.3(a) and 3.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 3.3(e) and 3.3(f).

3.5 LOSS LIMITATION. Losses allocated pursuant to Section 3.2 hereof shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 hereof, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder's Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6 OTHER ALLOCATION RULES. (a) For purposes of determining the Profits, Losses, or any other items allocable to any period, Profits, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder. (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Section 3 and hereby agree to be bound by the provisions of this Section 3 in reporting their shares of Company income and loss for income tax purposes. (c) Solely for purposes of determining a Unit Holder's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders' aggregate interests in Company profits shall be deemed to be as provided in the capital accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder. (d) Generally, allocations of Profits and Losses to the Unit Holders shall be allocated among them in the ratio which each Unit Holder's Units bears to the total number of Units issued and outstanding.

3.7 TAX ALLOCATIONS: CODE SECTION 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value). In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

3.8 TAX CREDIT ALLOCATIONS. All credits against income tax with respect to the Company's property or operations, including the Small Ethanol Producer Credit (as defined in the Code), if available, shall be allocated among the Members in accordance with their respective membership interests in the Company for the Fiscal Year during which the expenditure, production, sale, or other event giving rise to the credit occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of section 1.704-1(b)(4)(ii) of the Regulations and shall be interpreted consistently therewith.

                            SECTION 4. DISTRIBUTIONS

4.1 NET CASH FLOW. Except as otherwise provided in Section 10 hereof, Net Cash Flow, if any, shall be distributed to the Unit Holders in proportion to Units held subject to, and to the extent permitted by, any loan covenants or restrictions on such distributions agreed to by the Company in any loan agreements with the Company's lenders from time to time in effect. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2 AMOUNTS WITHHELD. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations to the Unit Holders, and to pay over to any federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other federal, state or local law or any foreign law, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3 LIMITATIONS ON DISTRIBUTIONS. The Company shall make no distributions to the Unit Holders except as provided in this Section 4 and Section 10 hereof. Notwithstanding any other provision, no distribution shall be made if it is not permitted to be made under the Act.

                              SECTION 5. MANAGEMENT

5.1 DIRECTORS. The Directors shall direct the business and affairs of the Company, and shall exercise all of the powers of the Company except such as are by this Agreement conferred upon or reserved to the Members. The Directors shall adopt such policies, rules, regulations, and actions not inconsistent with law or this Agreement as it may deem advisable. The management of the business and affairs of the Company shall be directed by the Directors and not by its Members. The Directors of the Company shall consist of a minimum of seven (7) and a maximum of eleven (11) members, and the number of Directors may be fixed or changed from time to time, within that variable range, by the Directors, in accordance with the provisions of this Section 5.1. The Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by majority vote at any annual or special meeting. Subject to Section 5.4 hereof or any other express provisions hereof, the business and affairs of the Company shall be managed by or under the direction of the Directors. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the Unit Holders representing at least a majority of the outstanding Units.

5.2 ELECTION OF DIRECTORS. The initial Directors, appointed by the initial Members, shall be the individuals set forth on Exhibit "B" attached hereto. The initial Directors shall each serve as

Directors for an initial term ending one (1) year after substantial completion of the construction of the Facilities, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of such Director. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years and until a successor is elected and qualified. The terms of Class I Directors shall expire first, followed by those of Class II Directors, and Class III Directors, respectively. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of directors may also be made by any Unit Holder entitled to vote generally in the election of directors. However, any Unit Holder that intends to nominate one or more persons for election as Directors at a meeting may do so only if written notice of such Unit Holder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than thirty (30) days nor more than ninety (90) days prior to the annual meeting of the Company. Each such notice to the Secretary shall set forth: (i) the name and address of record of the Unit Holder who intends to make the nomination; (ii) a representation that the Unit Holder is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (v) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of the Company if so elected, and (vi) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director's seat to be filled at the next election of Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The amendment or repeal of this section or the adoption of any provision inconsistent therewith shall require the approval of the Unit Holders representing at least a majority of the outstanding Units. Whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

5.3 COMMITTEES. A resolution approved by the affirmative vote of a majority of the Directors may establish committees having the authority of the Directors in the management of the business of the Company to the extent provided in the resolution. A committee shall consist of one or more persons, who need not be Directors, appointed by affirmative vote of a majority of the Directors present. Committees may include a compensation committee and/or an audit committee, in each case consisting of one or more independent Directors or other independent persons. Committees are subject to the direction and control of, and vacancies in the membership thereof shall be filled by, the Directors. A majority of the members of the committee present at a meeting is a quorum for the transaction of business, unless a larger or smaller proportion or number is provided in a resolution approved by the affirmative vote of a majority of the Directors present.

5.4 AUTHORITY OF DIRECTORS. Subject to the limitations and restrictions set forth in this Agreement, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a "manager" under the Act including, without limitation, the right and power to do or perform the following and, to the extent permitted by the Act or this Agreement, the further right and power by resolution of the Directors to delegate to the Officers or such other Person or Persons to do or perform the following:

        (a) Conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

        (b) Acquire by purchase, lease, or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

        (c) Operate, maintain, finance, improve, construct, own, grant operations with respect to, sell, convey, assign, mortgage, and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

        (d) Execute any and all agreements, contracts, documents, certifications, and instruments necessary or convenient in connection with the management, maintenance, and operation of the business, or in connection with managing the affairs of the Company, including, executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and, if required, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

        (e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge, or other lien on any Company assets;

        (f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract, or other instrument purporting to convey or encumber any or all of the Company assets;

        (g) Prepay in whole or in part, refinance, recast, increase, modify, or extend any liabilities affecting the assets of the Company and in connection therewith execute any extensions or renewals of encumbrances on any or all of such assets;

        (h) Care for and distribute funds to the Members by way of cash income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company or this Agreement;

        (i) Contract on behalf of the Company for the employment and services or employees and/or independent contractors, such as lawyers and accountants, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

        (j) Engage in any kind of activity and perform and carry out contracts of any kind (including contracts of insurance covering risks to Company assets and Directors' and Officers' liability) necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

        (k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement, as may be necessary or appropriate to accomplish the purposes of the Company;

        (l) Institute, prosecute, defend, settle, compromise, and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and to engage counsel or others in connection therewith;

        (m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

        (n) Agree with any Person as to the form and other terms and conditions of such Person's Capital Contribution to the Company and cause the Company to issue Membership Economic Interests and Units in consideration of such Capital Contribution; and

        (o) Indemnify a Member or Directors or Officers, or former Members or Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5 DIRECTOR AS AGENT. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the

Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action. The Directors may also delegate authority to manage the business and affairs of the Company (including the execution of instruments on behalf of the Company) to such Person or Persons (including to any Officers) designated by the Directors, and such Person or Persons (or Officers) shall have such titles and authority as determined by the Directors.

5.6 RESTRICTIONS ON AUTHORITY OF DIRECTORS. (a) The Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

        (i) Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in
                Section 1.3 hereof;

        (ii) Knowingly do any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

        (iii) Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

        (iv) Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

        (i) Merge, consolidate, exchange or otherwise dispose of at one time all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

        (ii) Confess a judgment against the Company in an amount in excess of $500,000;

        (iii)   Issue Units at a purchase price of less than $500.00 per Unit;

        (iv)    Issue more than an aggregate of 20,000 Units;

        (v)     Elect to dissolve the Company;

        (vi) Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Directors which are specified in the Act as requiring the consent or approval of the Members. Any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7 DIRECTOR ACTIONS. Meetings of the Directors shall be held at such times and places as shall from time to time be determined by the Directors. Meetings of the Directors may also be called by the Chairman of the Company or by any one or more Directors. If the date, time, and place of a meeting of the Directors has been announced at a previous meeting, no notice shall be required. In all other cases, five (5) days' written notice of meetings, stating the date, time, and place thereof and any other information required by law or desired by the Person(s) calling such meeting, shall be given to each Director. Any Director may waive notice of any meeting. A waiver of notice by a Director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, unless such Director objects at the beginning of the meeting to the transaction of business on the grounds that the meeting is now lawfully called or convened and does not participate thereafter in the meeting. Any action required or permitted to be taken by the Directors may also be taken by a written action signed by a majority of all Directors, provided that a copy of such written action shall be promptly given to all Directors. The Directors may participate in any meeting of the Directors by means of telephone conference or similar means of communication by which all persons participating in the meeting can simultaneously hear each other. Not less than fifty percent (50%) of the Directors shall constitute a quorum for the transaction of business at any Director's meeting. Each Director shall have one
(1) vote at meetings of the Directors. The Directors shall take action by the vote of a majority of all Directors. No Director shall be disqualified from voting on any matter to be determined or decided by the Directors solely by reason of such Director's (or his/her Affiliate's) potential financial interest in the outcome of such vote, provided that the nature of such Director's (or his/her Affiliate's) potential financial interest was reasonably disclosed at the time of such vote.

5.8 DUTIES AND OBLIGATIONS OF DIRECTORS. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any of its Affiliates. The Directors shall take all actions which may be necessary or appropriate (i) for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Kansas and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged, and (ii) for the accomplishment of the Company's purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.9 CHAIRMAN AND VICE CHAIRMAN. Unless provided otherwise by a resolution adopted by the Directors, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors. The Vice Chairman shall, in the absence

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or disability of the Chairman, perform the duties and exercise the powers of the
Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

5.10 PRESIDENT AND CHIEF EXECUTIVE OFFICER. Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President and CEO of the Company (herein referred to as the "President"; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations. The Directors shall appoint someone other than the Chairman as the President of the Company not later than the commencement of operations of the Facilities, and such President shall perform such duties as the Directors may from time to time prescribe, including without limitation, the management of the day-to-day operations of the Facilities.

5.11 CHIEF FINANCIAL OFFICER. Unless provided otherwise by a resolution adopted by the Directors, the Chief Financial Officer of the Company shall be the Treasurer of the Company and shall keep accurate financial records for the Company; shall deposit all monies, drafts, and checks in the name of and to the credit of the Company in such banks and depositories as the Directors shall designate from time to time; shall endorse for deposit all notes, checks, and drafts received by the Company as ordered by the Directors, making proper vouchers therefor; shall disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors, shall render to the President and the Directors, whenever requested, an account of all such transactions as Chief Financial Officer and of the financial condition of the Company, and shall perform such other duties as may be prescribed by the Directors or the President from time to time.

5.12 SECRETARY; ASSISTANT SECRETARY. The Secretary shall attend all meetings of the Directors and of the Members and shall maintain records of, and whenever necessary, certify all proceedings of the Directors and of the Members. The Secretary shall keep the required records of the Company, when so directed by the Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the Members and of meetings of the Directors, and shall also perform such other duties and have such other powers as the Chairman or the Directors may prescribe from time to time. An Assistant Secretary, if any, shall perform the duties of the Secretary during the absence or disability of the Secretary.

5.13 VICE PRESIDENT. The Company may have one or more Vice Presidents. If more than one, the Directors shall designate which is most senior. The most senior Vice President shall perform the duties of the President in the absence of the President.

5.14 DELEGATION. Unless prohibited by a resolution of the Directors, the President, Chief Financial Officer, Vice President and Secretary (individually, an "Officer" and collectively, "Officers") may delegate in writing some or all of the duties and powers of such Officer's management position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

                                       24
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5.15    EXECUTION OF INSTRUMENTS. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by (i) the Chairman; or (ii) when authorized by resolution(s) of the Directors, the President; or (iii) by such other person or persons as may be designated from time to time by the Directors.

5.16 LIMITATION OF LIABILITY; INDEMNIFICATION OF DIRECTORS. To the maximum extent permitted under the Act and other applicable law, no Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) liability for receipt of distributions in violation of the articles of organization, operating agreement, or Section 17-76,110 of the Act; (iii) a knowing violation of law; or (iv) acts or omissions involving fraud, bad faith or willful misconduct. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or officer or director of such Director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, officer, or director in connection with the business of the Company, including reasonable attorneys' fees incurred by such Director, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys' fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person's official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

5.17 COMPENSATION; EXPENSES OF DIRECTORS. No Member or Director shall receive any salary, fee, or draw for services rendered to or on behalf of the Company merely by virtue of their status as a Member or Director, it being the intention that, irrespective of any personal interest of any of the Directors, the Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers, or otherwise. Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member or Director shall be reimbursed for any expenses incurred by such Member or Director on behalf of the Company. Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors. In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company.

5.18 LOANS. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company. If any Member or Affiliate shall make any loan or loans to the Company or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but shall be a debt due from the Company. The amount of any such loan or advance by a lending Member or Affiliate shall be repayable out of the Company's cash and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If the Directors, or any Affiliate of the Directors, is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

                           SECTION 6. ROLE OF MEMBERS

6.1 RIGHTS OF POWERS. Except as otherwise expressly provided for in this Agreement, the Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.2 VOTING RIGHTS. The Members shall have voting rights as defined by the Membership Voting Interest of such Member and in accordance with the provisions of this Agreement.

6.3 MEMBER MEETINGS; QUORUM AND PROXIES. Meetings of the Members shall be called by the Directors, and shall be held at the principal office of the Company or at such other place as shall be designated by the person calling the meeting. Notice of the meeting, stating the place, day and hour of the meeting, shall be given to each Member in accordance with Section 14.1 hereof at least 5 days and no more than 60 days before the day on which the meeting is to be held. Unit Holders representing an aggregate of not less than thirty percent (30%) of the Units may also in writing demand that a meeting of the Members be called by the Directors. Regular meetings of the Members shall be held not less than once per Fiscal Year, at such time and place as determined by the Directors upon written notice thereof stating the date, time and place, given not less than five (5) days nor more than sixty (60) days prior to the meeting to every Member entitled to vote at such meeting. A Member may waive the notice of meeting required hereunder by written notice of waiver signed by the Member whether given before, during or after the meeting. Attendance by a Member at a meeting is waiver of notice of that meeting, unless the Member objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting. The presence (in person or by proxy or mail ballot) of at least twenty percent (20%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.4 TERMINATION OF MEMBERSHIP. The membership of a Member in the Company shall terminate upon the occurrence of events described in the Act, including registration and withdrawal. If for any reason the membership of a Member is terminated, the Member whose

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

membership has terminated loses all Membership Voting Interests and shall be considered merely as assignee of the Membership Economic Interest owned before the termination of membership, having only the rights of an unadmitted Assignee provided for in Section 10.6 hereof.

6.5 CONTINUATION OF THE COMPANY. The Company shall not be dissolved upon the occurrence of any event which is deemed to terminate the continued membership of a Member. The Company's affairs shall not be required to be wound up. The Company shall continue without dissolution.

6.6 NO OBLIGATION TO PURCHASE MEMBERSHIP INTEREST. No Member whose membership in the Company terminates, nor any transferee of such Member, shall have any right to demand or receive a return of such terminated Member's Capital Contributions or to require the purchase or redemption of the Member's Membership Interest. The other Members and the Company shall not have any obligation to purchase or redeem the Membership Interest of any such terminated Member or transferee of any such terminated Member.

6.7 WAIVER OF DISSENTERS RIGHTS. Each Member hereby disclaims, waives and agrees, to the fullest extent permitted by law or the Act, not to assert dissenters' or similar rights under the Act.

6.8 LIMITATION ON OWNERSHIP. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than twenty five percent (25%) of the issued and outstanding Units at any time.

                    SECTION 7. ACCOUNTING, BOOKS AND RECORDS

7.1 ACCOUNTING, BOOKS AND RECORDS. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all the Company transactions and shall be appropriate and adequate for the Company's business. The Company shall maintain at its principal office all of the following: (i) A current list of the full name and last known business or residence address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) The full name and business address of each Director;
(iii) A copy of the Articles and any and all amendments thereto together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) Copies of the Company's federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years; (v) A copy of this Agreement and any an all amendments thereto together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments thereto have been executed; and (vi) Copies of the financial statements of the Company, if any, for the six most recent Fiscal Years. The Company shall use the accrual method of accounting in preparation of its financial reports and for tax purposes and shall keep its books and records accordingly. Any Member or its designated representative shall have reasonable access during normal business hours to such information and documents. The rights granted to a Member pursuant to this Section 8.1 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be established from time to time.

7.2 REPORTS. The chief financial officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company's accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member's Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. As soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year) and at such time as distributions are made to the Unit Holders pursuant to Section 12 hereof following the occurrence of a Dissolution Event, a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders' Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company's accountants, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).

7.3 TAX MATTERS. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local, and foreign tax purposes as the Directors shall determine appropriate and represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the "Tax Matters Member" under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year of the Company but not later than three (3) months after the end of each Fiscal Year.

7.4 DELIVERY TO MEMBERS AND INSPECTION. Upon the request of any Member for purposes reasonably related to the interest of that Person as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Sections 7.1 and a copy of this Agreement and all amendments hereto. Each Member has the right, upon reasonable request for purposes reasonably related to the interest of the Person as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Sections 7.1; and (ii) obtain from the Directors, promptly after their becoming available, a copy of the Company's federal,

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

state, and local income tax or information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

                              SECTION 8. AMENDMENTS

8.1 AMENDMENTS. Amendments to this Agreement may be proposed by the Directors or any Member. Following such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment, providing that counsel for the Company shall have approved of the same in writing as to form, and the Directors shall include in any such submission a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment hereto only if approved by the affirmative vote of a majority of the Membership Voting Interests of the Members. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

                              SECTION 9. TRANSFERS

9.1 RESTRICTIONS ON TRANSFERS. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of its Units. In the event that any Member pledges or otherwise encumbers all or any part of its Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this
Section 9. In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party's rights under such pledge or hypothecation agreement, such pledgee or secured party shall be bound by all terms and conditions of this Operating Agreement and all other agreements governing the rights and obligations of Unit Holders. In such case, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2 PERMITTED TRANSFERS. Subject to the conditions and restrictions set forth in this Section 9, a Member may (a) at any time Transfer all or any portion of its Units (i) to the transferor's administrator or trustee to whom such Units are transferred involuntarily by operation of law, or (ii) without consideration to or in trust for descendants of a Member; and (b) at any time following the date on which substantial operations of the Facilities commences, Transfer all or any portion of its Units (i) to any Person approved by a majority of the Directors in writing, or (ii) to any other Member or to any Affiliate or Related Party of another Member, or (iii) to any Affiliate or Related Party of the transferor. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to in this Agreement as a "Permitted Transfer".

9.3 CONDITIONS TO PERMITTED TRANSFERS. A Transfer shall not be treated as a Permitted Transfer under Section 9.2 hereof unless and until the Directors have approved such Transfer as set forth in Section 9.2 and the following conditions are satisfied:

        (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the Company shall be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

        (b) The transferor and transferee shall furnish the Company with the transferee's taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Units transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

        (c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

        (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an "investment company" under the Investment Company Act of 1940.

        (e) Unless otherwise approved by the Directors and a 75% majority in interest of the Members, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by and mutually acceptable to the Directors and the transferor Member, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be) (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be transferred without causing such a termination and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

        (f) No notice or request initiating the procedures contemplated by
        Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

        (g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the member approval requirement set forth in Section 9.3(e).

9.4 PROHIBITED TRANSFERS. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer), the Units Transferred shall be strictly limited to the transferor's Membership Economic Interests as provided by this Agreement with respect to the transferred Units, which Membership Economic Interests may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations, or liabilities for damages that the transferor or transferee of such Interest may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall be liable to indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified Members may incur (including, without limitation, incremental tax liabilities, lawyers' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

9.5 RIGHTS OF UNADMITTED ASSIGNESS. A Person who acquires Units but who is not admitted as a substituted Member pursuant to Section 9.6 hereof shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interest with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the rights of a Member under the Act or this Agreement.

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9.6     ADMISSION OF SUBSTITUTED MEMBERS. As to Permitted Transfers, a
transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions: (a) The transferee of Units shall, by written instrument in form and substance reasonably satisfactory to the Directors; (i) accept and adopt the terms and provisions of this Agreement, including this Section 9, and (ii) assume the obligations of the transferor Member under this Agreement with respect to the transferred Units. The transferor Member shall be released from all such assumed obligations except
(x) those obligations or liabilities of the transferor Member arising out of a breach of this Agreement, (y) in the case of a Transfer to any Person other than a Member or any of its Affiliates, those obligations or liabilities of the transferor Member based on events occurring, arising or maturing prior to the date of Transfer, and (z) in the case of a Transfer to any of its Affiliates, any Capital Contribution or other financing obligation of the transferor Member under this Agreement; (b) The transferee pays or reimburses the Company for all reasonable legal, filing, and publication costs that the Company incurs in connection with the admission of the transferee as a Member with respect to the Transferred Units; and (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee (other than a transferee that was a Member prior to the Transfer) shall deliver to the Company evidence of the authority of such Person to become a Member and to be bound by all of the terms and conditions of this Agreement, and the transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate to effect, and as a condition to, such Transfer.

9.7 REPRESENTATIONS REGARDING TRANSFERS. Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that (i) it is not currently making a market in Units and will not in the future make a market in Units, (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the Internal Revenue Service or Treasury Department that may be promulgated or published thereunder), and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Company interests and which are commonly referred to as "matching services" as being a secondary market or substantial equivalent thereof, it will not Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person agrees to be bound by this Section 9.7 and to Transfer such Units only to Persons who agree to be similarly bound. (b) Each Member hereby represents and warrants to the Company and the Members that such Member's acquisition of Units hereunder is made as principal for such Member's own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE COMPANY UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER,

HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER.

9.8 DISTRIBUTION AND ALLOCATIONS IN RESPECT OF TRANSFERRED UNITS. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Section 9, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that, if the Company is given notice of a Transfer at least ten (10) Business Days prior to the Transfer, the Company shall recognize such Transfer as of the date of such Transfer, and provided further that if the Company does not receive a notice stating the date such Units were transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the Person who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.8, whether or not the Directors or the Company has knowledge of any Transfer of ownership of any Units.

9.9 ADDITIONAL MEMBERS. Additional Members may be admitted from time to time upon the approval of the Board of Directors. Any such additional Member shall pay such purchase price for his/her/its Membership Interest and shall be admitted in accordance with such terms and conditions, as the Board of Directors shall approve. All Members acknowledge that the admission of additional Members may result in a dilution of a Member's Membership Interest. Prior to the admission of any Person as a Member, such Person shall agree to be bound by the provisions of this Agreement and shall sign and deliver an Addendum to this Agreement in the form of Exhibit C, attached hereto. Upon execution of such Addendum, such additional Members shall be deemed to be parties to this Agreement as if they had executed this Agreement on the original date hereof, and, along with the parties to this Agreement, shall be bound by all the provisions hereof from and after the date of execution hereof. The Members hereby designate and appoint the Board of Directors to accept such additional Members and to sign on their behalf any Addendum in the form of Exhibit C, attached hereto.

                     SECTION 10. DISSOLUTION AND WINDING UP

10.1 DISSOLUTION. The Company shall dissolve and shall commence winding up and liquidating upon the first Dissolution Event to occur. The Members hereby agree that, notwithstanding any provisions of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2 WINDING UP. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs, PROVIDED that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this
Section 10.2 and the Articles have been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company's liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 hereof), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (a) First, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company's Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (b) Second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (c) Third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.11 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3 COMPLIANCE WITH CERTAIN REQUIREMENTS OF REGULATIONS; DEFICIT CAPITAL ACCOUNTS. In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Section 10 to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Section 10 may be: (a) Distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company. The assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 hereof; or (b) Withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this Section 10, in the event the Company is liquidated within the meaning of Regulations Section

1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company's Debts and other liabilities shall not be paid or discharged, and the Company's affairs shall not be wound up.

10.5 RIGHTS OF UNIT HOLDERS. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6 ALLOCATIONS DURING PERIOD OF LIQUIDATION. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 hereof (the "Liquidation Period"), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Section 3 hereof.

10.7 CHARACTER OF LIQUIDATING DISTRIBUTIONS. All payments made in liquidation of the interest of a Unit Holder in the Company shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8 THE LIQUIDATOR. The "Liquidator" shall mean a Person appointed by the Directors(s) to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Section 10 and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys' fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud, intentional misconduct of, or a knowing violation of the laws by the Liquidator which was material to the cause of action.

10.9 FORMS OF LIQUIDATING DISTRIBUTIONS. For purposes of making distributions required by Section 10.2 hereof, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

                            SECTION 11. MISCELLANEOUS

11.1 NOTICES. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors: (a) If to the Company, to the address determined pursuant to Section 1.4 hereof; (b) If to the Directors, to the address set forth on record with the company; (c) If to a Member, either to the address set forth in Section 2.1 hereof.

11.2 BINDING EFFECT. Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees, and assigns.

11.3 CONSTRUCTION. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

11.4 HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

11.5 SEVERABILITY. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 14.6 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6 INCORPORATION BY REFERENCE. Every exhibit, schedule, and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

11.7 VARIATION OF TERMS. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

11.8 GOVERNING LAW. The laws of the State of Kansas shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9 WAIVER OF JURY TRIAL. Each of the Members irrevocably waives to the extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

11.10 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11 SPECIFIC PERFORMANCE. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

IN WITNESS WHEREOF, the parties have executed and entered into this Operating Agreement of the Company as of the day first above set forth.

COMPANY:

EAST KANSAS AGRI-ENERGY, L.L.C.


By:
    ------------------------------
Its: CHAIRMAN

                                   EXHIBIT "A"

                         EAST KANSAS AGRI-ENERGY, L.L.C.
                             INITIAL MEMBERSHIP LIST

                           NAME AND ADDRESS OF INITIAL MEMBERS                            UNITS
                           -----------------------------------                            -----
Brummel Farm Service, Inc., 802 S. Oak, Garnett, KS 66093                                  10

Scott A. and Linda Burkdoll JTROS, 3939 Ellis Rd., Rantoul, KS 66079                       10

Caldwell Farms, Inc., P.O. Box 181, Garnett, KS 66032                                      10

DKG Farms, Inc., P.O. Box 32, Bucyrus, KS 66013                                            10

LeRoy Cooperative Association, P.O. Box 248, 505 6th St., LeRoy, KS 66857                  10

H&M Angus Farms, Inc., 196 Texas Rd., Greeley, KS 66033                                    10

William R. and Ruth Pracht, JTROS, 20477 S.W. Florida Rd., Westphalia, KS 66093            10

Douglas L. and/or Kim M. Strickler Living Trust, 218 Cardinal Dr., Iola, KS 66749          10

Westagard Farms, Inc., 32376 N.W. Idaho Rd., Richmond, KS 66080                            10

B&J Cattle Co. Ptnr., #1 Easy Street, Garnett, KS 66032                                    10

Ag. Energy Investors, Ptnr., 420 S. Cottonwood, Garnett, KS 66032                          10

Walter L. Adams, 23370 S.W. 100 Rd., Welda, KS 66091                                       10

William M. Barnes & Mernie K. Barnes, JTROS, 206 N. Cleveland, Garnett, KS 66032           10

Randal Beckman & Marsha Beckman, JTROS, 17762 S.W. Virginia Rd., Kincaid, KS 66039         10

Vance L. Beebe & Donna J. Beebe, JTROS, 1995 600 Street, Colony, KS 66015                  10

Robert L. Beeley & Gwen G. Beeley, JTROS, 562 Cheyenne Ct., Kechi, KS 67067                10

Jerry W. Brant & Sherrie E. Brant, JTROS, 4070 120 Rd., Thayer, KS 66776                   10

Glen Robert Brownback Trust, 21501 Farlin Rd., Parker, KS 66072                            10

Bryan Enterprises, Inc., P.O. Box 110, Greeley, KS 66033                                   10

Larry D. Burkdoll & Lora A. Burkdoll, JTROS, 3483 John Brown Rd., Princeton, KS 66078      10

Mark W. Burkdoll, 4143 Douglas Rd., Lane, KS 66042                                         10

Tim Burkdoll & Phyllis Burkdoll, JTROS, 1158 Utah Rd., Rantoul, KS 66079                   10

Trent Burkdoll, 4191 John Brown Rd., Rantoul, KS 66079                                     10

David C. Byerley & Michelle S. Byerley, JTROS, 11216 117th St., Overland Park, KS 66210    10

C.D. Schulte Agency, Inc., 114 W. 4th Ave., P.O. Box 306, Garnett, KS 66032                10

C & R Farms Partnership, 18849 S.W. Kentucky Rd., Welda, KS 66091                          10

Cedar Valley Investments, L.L.C., 120 S. Maple St., Garnett, KS 66032                      10

Kenneth Claerhout & Janice Claerhout, JTROS, 1723 Hwy. 59, Princeton, KS 66078             10

Jimmy W. Cooper & June Cooper, JTROS, 9 Country Club Dr., Garnett, KS 66032                10

June Cooper & Jimmy W. Cooper, JTROS, 9 Country Club Dr., Garnett, KS 66032                10

Scott W. Cooper & Terri B. Cooper, JTROS, 24543 N.E. 1950 Rd., Garnett, KS 66032           10

W.H. Craig & Barbara Craig, JTROS, 1104 E. Park Rd., Garnett, KS 66032                     10

Michael L. Croucher & Nancy J. Croucher, JTROS, 14406 W. 1300 Rd., Westphalia, KS 66093    10

Steven H. Curtis & Ann Lee Curtis, JTROS, 580 Shawnee Rd., Pomona, KS 66076                10

Cutting Edge Excavating & Trucking, Inc., 5 S. Peoria, P.O. Box 597, Louisburg, KS 66053   10

Leonard Davison, 18567 N.W. 1700 Rd., Garnett, KS 66032                                    10

Davlan Swine Producers Partnership, 12157 N.W. 1700 Rd., Westphalia, KS 66093              10

Larry De Poe & Sandra J. De Poe, JTROS, 25648 S.E. 500 Rd., Kincaid, KS 66039              10

Lonnie De Poe & Bobbye De Poe, JTROS, 24731 S.E. 400 Rd., Kincaid, KS 66039                10

Douglas Dieker & Donna K. Dieker, JTROS, 15962 S.W. Colorado Rd., Colony, KS 66015         10

Joe Donohue & Roberta Donahue, JTROS, 311 N. Vine, P.O. Box 110, Greeley, KS 66033         10

Bernard Dumcum & Sue Dumcum, JTROS, 19450 Hwy. 7, Box 123, La Cygne, KS 66040              10

Ronald E. Dunbar Trust, 3420 Douglas Rd., Richmond, KS 66080                               10

Dunlop Farms, Inc., P.O. Box 285, Parker, KS 66072                                         10

Roy S. Edwards & Cynthia S. Edwards, JTROS, 19716 N.W. 2500 Rd., Richmond, KS 66080        10

Patrick A. Egidy & Deborah L. Edigy, JTROS, 31919 N.E. Thomas Rd., Greeley, KS 66033       10

Michael C. Emerson & Shana K. Emerson, JTROS, P.O. Box 8, Kincaid, KS 66039                10

Rick Feuerborn & Kathy Feuerborn, JTROS, 29476 N.W. Mead Road, Garnett, KS 66032           10

Filbrun Farms Partnership, 25969 N.W.  Colorado Rd., Westphalia, KS 66093                  10

Carol Foltz & Charles L.  Foltz, JTROS, 26994 N.E. 1700 Rd., Garnett, KS 66032             10

Charles L. Foltz & Carol Foltz, JTROS, 26994 N.E. 1700 Rd., Garnett, KS 66032              10

Stephen Frank & Jean M. Frank, JTROS, 17401 S.W. 300 Rd., Colony, KS 66015                 10

Steve Froggatte & Sherry Froggatte, JTROS, 2582 John Brown Rd., Princeton, KS 66078        10

Garnett Publishing Inc., 112 W. 6th Ave., Garnett, KS 66032                                10

Michael R. Guetterman & Jodi M. Guetterman, JTROS, 12190 W. 239th St., Bucyrus, KS 66013   10

Guetterman Brothers Farms, Inc., 409 S. St., P.O. Box 208, Bucyrus, KS 66013               10

Ruth Lee Hastert & Glenn F. Hastert, JTROS, 3333 Shadow Ridge, Grapevine, TX 76051         10

Michael J. Hastert, 29541 N.E. 1830 Rd., Garnett, KS 66032                                 10

Eugene Highberger, 10563 N.W. 1700 Rd., Westphalia, KS 66093                               10

Charles R. Hirt & Marian K. Hirt, JTROS, 751 Nebraska Rd., Richmond, KS 66080              10

David L. Hirt Trust, 26752 N.W. California Rd., Westphalia, KS 66093                       10

Garry Holloway & Kathy Holloway, JTROS, 24652 S.W. 200 Rd., Kincaid, KS 66039              10

Ona M. Hunt, 13538 W. 1st (Harris), Garnett, KS 66032                                      10

David W. Hurrelbrink, 2811 N. 83rd Terrace, Kansas City, KS 66109                          10

Kansas Agencies & Investment, Inc., 10401 Homes Rd., Suite 350, Kansas City,  MO 64131     10

Bernard A Katzer & Barbara L. Katzer, JTROS, 27627 N.E. 1900 Rd., Garnett,  KS 66032       10

Maurice H. Katzer & Venita Kay Katzer, JTROS, 33800 N.E. 1800 Rd., Centerville, KS 66014   10

Robert A. Katzer & Shirley J. Katzer, JTROS, 214 Vine St., Greeley, KS 66033               10

Dan Kipper & Donna E. Kipper, JTROS, 2282 N.W. 2500 Rd., Richmond, KS 66080                10

Krik Kin Inv. Partnership, 37713 N.W. Maryland Rd., Garnett, KS 66032                      10

Kueser Brothers Partnership, 32795 N.W. Missouri Rd., Richmond, KS 66080                   10

Dwayne La Galle & Rhonda La Galle, JTROS, 2383 Ohio Rd., Ottawa, KS 66067                  10

Fleet Lassetter, 1105 Pinehurst Court, Mansfield, TX 76063                                 10

Walter Lickteig & Dorothy L. Lickteig, JTROS, 32553 N.E. Hwy. 169, Greeley, KS 66033       10

Ronald D. Linsey & Beverly S. Linsey, JTROS, 785 25th Rd. N.W., Lebo, KS 66856             10

James C. Lutz & Betty J. Lutz, JTROS, 12176 N.W. 1600 Rd., Westphalia, KS 66093            10

Charles D. Lybarger Trust, 225 S. Cleveland Ave., Garnett, KS 66032                        10

Lybarger Oil, Inc., 704 N. Pine, P.O. Box 99, Garnett, KS 66032-0099                       10

M & R Grain Farming, Inc., 16148 S.E. Tennessee Rd., Kincaid, KS 66039                     10

Ivan F. & Marcia K. Mader Trust, 25503 N.E. Wabaunsee Rd., Garnett, KS 66032               10

Judy E. Mader, 61 Leewood Ln., Garnett, KS 66032                                           10

Earl J. Madison & Bernadette Madison, JTROS, 1101 Timber Ridge, Blue Springs, MO 64015     10

Mary McCauley, Inc., 2325 Ash Point Rd., White Cloud, KS 66094                             10

McClure Brothers Farms, L.L.C., 22548 S.W. Adams Rd., Douglas, KS 67039                    10

McGhee Farms Partnership, 14070 S.W. Colorado Rd., Colony, KS 66015                        10

Craig W. Mentzer & Denise E. Mentzer, JTROS, 230 Texas Rd., Neosho Falls, KS 66758         10

Meyers Companies, Inc., RR #1, Box 69, Stilwell, KS 66085                                  10

Miller Farms Partnership, 13374 N.W. Hwy. 31, Garnett, KS 66032                            10

James D. Miller & Jayne Y. Miller, JTROS, 18481 N.W. 1600 Rd., Garnett, KS 66032           10

Virgil Miller & Nancy Miller, JTROS, 1364 W. 700 Rd., Blue Mound, KS 66010                 10

Timothy J. Morgan, 323 E. Central St., P.O. Box 301, Richmond, KS 66080                    10

Richard F. Moore & Mary M. Moore, JTROS, 17965 Rosewood, Stillwell, KS 66085               10

Robert L. Peine & Sandra S. Peine, JTROS, 2776 Douglas Rd., Princeton, KS 66078            10

Ross W. & Euleta M. Porter Trust, 15899 N.W. 2100 Rd., Garnett, KS 66032                   10

Donald D. Resch, Jr. & Linda S. Resch, JTROS, 1710 Yucca Ln., Emporia, KS 66801            10

Roy R. Rodgers & Sue C. Rodgers, JTROS, 635 Lynx Rd., Gridley, KS 66852                    10

Benedick L. Rockers & Kathleen R. Rockers, JTROS, 33085 N.E. Oregon Rd., Greeley,
KS 66033                                                                                   10

Roger Rockers, 401 N. Pine, Garnett, KS 66032                                              10

John H. Rolf & Beverly J. Rolf, JTROS, 12337 S. Gallery, Olathe, KS 66062                  10

Gerald Scheckel & Leslie Scheckel, JTROS, 20190 N.W. 2500 Rd., Richmond, KS 66080          10

Schulte-Schulte Partnership, P.O. Box 306, Garnett, KS 66032                               10

C.D. Schulte & Jane Schulte, JTROS, 7 Country Club Dr., Garnett, KS 66032                  10

Susan E. Short & David A. Short, JTROS, 751 Apple Ln., Midlothain, TX 76065                10

Dianne M. Shilling & Ronald W. Shilling, JTROS, 25476 N.W. Crawford Rd., Westphalia,
KS 66093                                                                                   10

Shilling Brothers Partnership, 2269 16th Rd., Westphalia, KS 66093                         10

Ronald W. Shilling & Dianne M. Shilling, JTROS, 25476 N.W. Crawford Rd., Westphalia,
KS 66093                                                                                   10

Frank W. Specht & John Barry Specht, JTROS, 470 US Hwy. 54, Iola, KS 66749                 10

Mike Spencer, 16505 S.W. Hwy. 57, Colony, KS 66015                                         10

Larry Stewart & Mary Stewart, JTROS, 1720 800 St., Colony KS 66015                         10

Carl Sobba & Iona M. Sobba, JTROS, 29566 N. Hwy. 59, Garnett, KS 66032                     10

Sunflower Pork, Inc., c/o Mike Croucher, 14406 W. 1300 Rd., Westphalia, KS 66093           10

Sylvester Ranch, Inc.,1906 Kingman Rd., Ottawa, KS 66067                                   10

Ricky Thompson & Connie Thompson, JTROS, 32887 S.E. Hwy 31, Kincaid, KS 66039              10

Timmons Brothers Farms Partnership, RR #1, Box 140A, Fredonia, KS 66736                    10

Kerry O. Trostle Trust, 238 Native Rd. S.E., Le Roy, KS 66857                              10

United Cooperative, Inc., P.O. Box 49, Greeley, KS 66033                                   10

Webski Inv. Alliance, 5502 KS Hwy. 7, Mound City, KS 66056                                 10

Fern C. Wolken & John B. Wolken, JTROS, 22936 N.W. 1500 Rd., Garnett, KS 66032             10

John B. Wolken & Fern C. Wolken, JTROS, 22936 N.W. 1500 Rd., Garnett, KS 66032             10

Louis Wolken & Jeanette Wolken, JTROS, 31158 N.E. Trego Rd., Greeley, KS 66033             10

Theron J. Wray Trust & Velma Louise Wray, JTROS, 2447 Nebraska Rd., Ottawa, KS 66067       10

John W. Wray & Brenda A. Wray, JTROS, 2428 Nebraska Rd. Ottawa, KS 66067                   10

                                   EXHIBIT "B"

                           INITIAL BOARD OF DIRECTORS

   NAME OF INITIAL BOARD OF DIRECTORS MEMBERS          ADDRESS OF INITIAL BOARD OF DIRECTORS MEMBERS
   ------------------------------------------          ---------------------------------------------
Roger Brummel                                          802 S. Oak, Garnett, KS 66093

Scott A. Burkdoll                                      3939 Ellis Rd., Rantoul, KS 66079

Glenn A. Caldwell                                      P.O. Box 181, Garnett, KS 66032

Daniel L. Guetterman                                   P.O. Box 32, Bucyrus, KS 66013

Donald S. Meats                                        1724 2nd Rd. S.E., Neosho Fall, KS 66758

Daniel V. Morgan                                       196 Texas Rd., Greeley, KS 66033

William R. Pracht                                      20477 S.W. Florida Rd., Westphalia, KS 66093

Douglas L. Strickler                                   218 Cardinal Dr., Iola, KS 66749

James Westagard                                        32376 N.W. Idaho Rd., Richmond, KS 66080

Jill A. Zimmerman                                      420 S. Cottonwood, Garnett, KS 66032

                                   EXHIBIT "C"

                              MEMBER SIGNATURE PAGE

                                     ADDENDA
                                     TO THE
                         EAST KANSAS AGRI-ENERGY, L.L.C.
                    AMENDED AND RESTATED OPERATING AGREEMENT

        The undersigned does hereby represent and warrant that the undersigned, as a condition to becoming a Member in East Kansas Agri-Energy, L.L.C., has received a copy of the Amended and Restated Operating Agreement, dated March 13, 2002, and, if applicable, all amendments and modifications thereto, and does hereby agree that the undersigned, along with the other parties to the Amended and Restated Operating Agreement, shall be subject to and comply with all terms and conditions of said Amended and Restated Operating Agreement in all respects as if the undersigned had executed said Amended and Restated Operating Agreement on the original date thereof and that the undersigned is and shall be bound by all of the provisions of said Amended and Restated Operating Agreement from and after the date of execution hereof.


--------------------------------------
Signature


--------------------------------------
Date


Agreed and accepted on behalf of the
Company and its Members:

EAST KANSAS AGRI-ENERGY, L.L.C.


By:
    ----------------------------------

Its:
     ---------------------------------